SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Amendment No. 1
to
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

FortuNet, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FORTUNET, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

TIME	8:00 a.m., Pacific Daylight Time, on May 3, 2007
LOCATION	FortuNet, Inc.
2950 South Highland Drive
Las Vegas, Nevada 89109
PROPOSALS	1. To elect directors to serve until the 2008 annual meeting of stockholders and until their successors are elected and qualified.
2. To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the independent registered public accounting firm for FortuNet, Inc. for the fiscal year ending December 31, 2007.
3. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement which is attached and made a part hereof.
RECORD DATE

You are entitled to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on March 15, 2007.

VOTING

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Yuri Itkis
Chief Executive Officer

Las Vegas, Nevada
April 6, 2007

FORTUNET, INC.
2950 South Highland Drive
Las Vegas, Nevada 89109
(702) 796-9090

——————

PROXY STATEMENT

——————

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board”) of FortuNet, Inc., a Nevada corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2007 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company, 2950 South Highland Drive, Las Vegas, Nevada 89109, on May 3, 2007 at 8:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

1.

To elect directors to serve until the 2008 annual meeting of stockholders and until their successors are elected and qualified.

2.

To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2007.

3.

To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” the election of the directors nominated for election herein and “FOR” the ratification of the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2007.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 15, 2007. The record date is established by the Board of Directors as permitted by Nevada law. Holders of shares of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $0.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as “Stockholders.”

At the record date, 11,351,612 shares of Common Stock were issued and outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Nevada law, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors.

Under Nevada law and the Company’s bylaws, directors must be elected by a plurality of the votes cast at the election. Abstentions and broker non-votes are not included in the tabulation of the voting results for the election of directors and, therefore, do not have any effect on Proposal 1.

Under Nevada law and the Company’s bylaws, each matter other than the election of directors is determined by the vote of the holders of a majority of the voting power present or represented by proxy. For these matters, abstentions are treated as shares present or represented by proxy, so abstentions have the same effect as negative votes. For these matters, broker non-votes are not deemed to be present or represented by proxy and, therefore, do not have any effect on the outcome of these matters.

What is the voting requirement to approve each of the proposals?

Proposal 1. The five candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Ratification of the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 2.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1 and 2.

How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card.

If your shares are registered in the name of a brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP Investor Communication Services (“ADP”) online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return the proxy card in the postage-paid envelope provided.

Who will tabulate the votes?

An automated system administered by ADP will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following three ways:

•

submitting another proxy card bearing a later date;

•

sending a written notice of revocation to the Company’s corporate Secretary at 2950 South Highland Drive, Las Vegas, Nevada 89109; or

•

attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This proxy solicitation is being made by the Company. This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about April 6, 2007. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2007.

How can I avoid having duplicate copies of the proxy statements sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s corporate Secretary at 2950 South Highland Drive, Las Vegas, Nevada 89109 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s corporate Secretary to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2008 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 4, 2008 and February 3, 2008. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (iv) the class and number of shares of the Company which are beneficially owned by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) any material interest in such business of the stockholder or the beneficial owner, if any, on whose behalf the proposal is made; (vi) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in such stockholder’s capacity as a proponent of a stockholder proposal; (vii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (viii) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company not later than December 7, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board is currently comprised of six directors, each of whose terms expire at the Annual Meeting. Currently, the Board is composed of the following six members:

Yuri Itkis
Boris Itkis
Merle Berman
Arthur Schleifer, Jr.
Harlan W. Goodson
Bradley P. Forst

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Yuri Itkis, Boris Itkis, Merle Berman and Harlan W. Goodson for re-election as directors of the Company, each to serve a term expiring at the 2008 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. In addition, the Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Darrel Johnson for election as a director of the Company, to serve a term expiring at the 2008 annual meeting of stockholders and until a qualified success or is elected or until his earlier resignation or removal. Each of the nominees has consented, if elected, to serve until his or her term expires. If each of these nominees is elected, and a sixth director is not elected at the Annual Meeting, the Board will be comprised of five directors with one vacancy that can be filled by a majority of the directors then in office. The Board has no reason to believe that any of the nominees will not serve if elected, but if any one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Director-Nominees

Yuri Itkis Age 65

Mr. Itkis is a co-founder of the Company and has been the Chief Executive Officer and Chairman of the Board since 1989. He has also previously served as the Treasurer and Secretary of the Company. For nearly 20 years prior to founding the Company, Mr. Itkis was a Senior Scientist working on NASA’s and foreign research institutions’ projects. He also taught undergraduate and graduate courses in several United States and foreign colleges and he is an author of numerous technical books, articles and patents. From 1994 through 1998, Mr. Itkis served as a director of Interactive Flight Technologies, Inc., a maker of in-flight gaming and entertainment systems. Mr. Itkis is also the co-founder, a director and the president, secretary and treasurer of the Company’s wholly-owned subsidiary, Millennium Games, Inc. Mr. Itkis holds a Candidate of Science degree (equivalent of a Ph.D.) in electrical engineering from the Moscow Institute of Control Problems and master of science degree in administrative sciences from Johns Hopkins University. Yuri Itkis is the father of Boris Itkis.

Boris Itkis Age 38

Mr. Itkis is a co-founder of the Company and has served as its Director of Engineering since 1989 and as Chief Technical Officer since 2004. He was appointed to the Board in January 2006 and as Vice President of Engineering, Secretary and Treasurer in February 2006. He is also the inventor or co-inventor of several issued and pending patents in the Company’s portfolio. From 1994 through 1998, he served as a director of Interactive Flight Technologies, Inc. Mr. Itkis is also a director of Millennium Games, Inc. Mr. Itkis holds a bachelor of science degree in electrical engineering from the University of California, Los Angeles. Boris Itkis is the son of Yuri Itkis.

Merle Berman Age 60

Ms. Berman joined the Board in 2006. She is also a member of our Audit Committee and our Nominating and Corporate Governance Committee and serves as chairperson of our Compensation Committee. Ms. Berman is a three-term Nevada legislator, where she served from 1996 to 2001. As a member of the Nevada Assembly, Ms. Berman served on the Legislative Activities, Judiciary, Infrastructure, Elections, Procedures, and Ethics, Health and Human Services, Commerce and Labor, and Government Affairs Committees. Since 2001, Ms. Berman has been a private real estate investor and a member of the Nevada Ethics Commission. Ms. Berman holds a bachelor’s degree from Pennsylvania State University.

Harlan W. Goodson Age 60

Mr. Goodson joined the Board in 2006. He also serves as chairman of our Nominating and Corporate Governance Committee. Mr. Goodson is a sole practitioner of law. Previously, he was a partner in the law firm of Franchetti & Goodson. Prior to that, he was Senior Counsel at the Sacramento, California office of Holland & Knight LLP from 2003 to 2006. Mr. Goodson practices in the area of gaming law and Indian gaming regulation. Prior to joining Holland & Knight, Mr. Goodson was the Director of California’s Division of Gambling Control from January 1999 to July 2003. Mr. Goodson is listed in the 2000 edition of Who’s Who in American Law, and in 2002, he received the International Masters of Gaming Law inaugural Regulator of the Year award. Mr. Goodson is also listed in America’s Best Lawyers in the practice of gaming law. Mr. Goodson received his undergraduate degree from Golden Gate University and his law degree from the John F. Kennedy School of Law. He is a member of the California Bar.

Darrel Johnson Age 57

Since 2006, Mr. Johnson has been the chief financial executive of Pat Clark Enterprises, a holding company whose assets include a beverage distributorship, an automobile dealership, a motorcycle dealership and a custom hauler and trailer dealership. From 1997 to 2006, Mr. Johnson was the chief financial officer of Desert Meats & Provisions, a wholesale meat distributor. From 1991 to 1997, Mr. Johnson was president of Morevest Arizona, Inc., a chain of retail camera shops and photo developing shops in Arizona, Nevada and New Mexico. Prior to that, Mr. Johnson was the general manager of a rental car franchise; chief financial officer of a holding company whose assets included auto dealerships, rental car agencies, aircraft operations, real estate and restaurants; controller of a manufacturing firm; and an auditor with a certified public accounting firm. If elected, it is expected that Mr. Johnson would be appointed as chairman of our Audit Committee. Mr. Johnson holds a bachelor’s degree in accounting from Texas Tech University and has been a certified public accountant since 1973.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

BOARD AND CORPORATE GOVERNANCE MATTERS

Board Committees and Meetings

Directors are elected by the stockholders and hold office until the next annual meeting following their election and until their successors are duly elected and qualified. Actions by the Board must be approved by a majority of directors. In the event of a tie vote of the directors, our Chairman of the Board will cast an additional tie-breaking vote. Vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

During fiscal 2006, the Board held five meetings. Each director attended at least 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he or she served. The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From time to time, the Board may establish other committees to facilitate the management of our business and operations. The members of the committees during fiscal 2006 are identified in the following table:

Director	Audit	Compensation	Nominating and Corporate Governance

Yuri Itkis
Boris Itkis
Merle Berman	X	Chair	X
Arthur Schleifer, Jr.	X	X
Harlan W. Goodson			Chair
Bradley P. Forst	Chair

Assuming that all of the nominees identified herein are elected and a sixth director is not elected at the Annual Meeting, it is expected that the members of the committees following the Annual Meeting will be as follows:

Director	Audit	Compensation	Nominating and Corporate Governance

Yuri Itkis
Boris Itkis
Merle Berman	X	Chair	X
Harlan W. Goodson	X	X	Chair
Darrel Johnson	Chair

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. The 2007 Annual Meeting will be the first stockholder meeting held by the Company since its initial public offering in 2006.

Committees of the Board of Directors

The Audit Committee met five times in fiscal 2006. The Audit Committee currently consists of three members, Ms. Berman and Messrs. Forst and Schleifer, each of whom are independent. If all of the nominees identified herein are elected and a sixth director is not elected at the Annual Meeting, it is expected that Messrs. Goodson and Johnson would replace Messrs. Forst and Schleifer on the Audit Committee. Mr. Forst is currently the chairman of the Audit Committee. If elected, it is expected that Mr. Johnson would replace Mr. Forst as chairman of the Audit Committee. All of the members of the Audit Committee are able to read and understand fundamental financial statements. Messrs. Goodson and Johnson are also able to read and understand fundamental financial statements. Our Board of Directors has determined that Mr. Forst is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K as a result of his prior employment experience as described above. If elected, it is expected that our Board of Directors would determine that Mr. Johnson is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K as a result of his education and prior employment experience as described above.

Our Audit Committee assists the Board in its oversight of the integrity of our financial statements and oversees the qualifications, independence and performance of our independent auditor. The Audit Committee has the sole direct responsibility for the selection, appointment, evaluation and retention of our independent auditor and for overseeing its work. All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee. The Board has adopted a written charter for the Audit Committee, which is available on our web site.

The Compensation Committee met three times in fiscal 2006. The Compensation Committee consists of two members, Ms. Berman and Mr. Schleifer, each of whom each of whom are independent. Ms. Berman is the chairperson of the Compensation Committee. If elected, it is expected that Mr. Goodson would replace Mr. Schleifer on the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits of our directors and executive officers and senior management and administers the 2005 Stock Incentive Plan and establishes and administers other compensation and employee benefit policies. The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the President and the other officers of the Company for the upcoming year, evaluates individual current year performance in light of the established goals and recommends to the Board of Directors the annual compensation of the President and other executive officers, including salary and bonus targets, for the upcoming year. The Compensation Committee reviews the evaluation process and compensation structure for other members of senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such senior management personnel. The Compensation Committee may receive and review reports from the Company regarding the status of director compensation in relation to other U.S. corporations or similar size and a peer industry survey group and make recommendations to the Board of Directors regarding changes in director compensation. The Compensation Committee has the authority to retain, at the Company’s expense, a compensation consulting firm to assist in the evaluation of director or executive compensation and any legal and other advisor that it deems necessary. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, each of which will be comprised of two or more members. The Board has adopted a written charter for the Compensation Committee, which is available on our web site.

The Nominating and Corporate Governance Committee met three times in fiscal 2006. The Nominating and Corporate Governance Committee consists of two members, Ms. Berman and Mr. Goodson, each of whom are independent. Mr. Goodson is the chairman of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election to the Board by the stockholders, including annual evaluations relating to the renomination of incumbents and proposed nominees to fill vacancies that occur between stockholders’ meetings. In addition, the Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding corporate governance matters, policies and practices. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our web site.

As provided in its charter, the Nominating and Corporate Governance Committee will give consideration to candidates recommended by the Stockholders of the Company. Pursuant to the bylaws of the Company, Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 2950 South Highland Drive, Las Vegas, Nevada 89109 providing (i) as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in ach case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected as well as (A) such person’s name, age, business address and residence address, (B) his or her principal occupation or employment, (C) the class and number of shares of the Company that are beneficially owned by such person, and (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (ii) as to such stockholder (A) the name and address, as they appear on the Company’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company which are beneficially owned by such stockholder the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder or owner, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. Although the Nominating and Corporate Governance Committee has the authority to retain third parties to identify or assist in identifying or evaluating potential nominees, it has not done so.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the background and reputation of potential nominees in terms of character, person and professional integrity, business and financial experience and acumen, how they would complement the other members of the Board in providing a diversity of expertise and experience, their availability to devote sufficient time to Board duties and any other criteria established by the Board. In considering whether to recommend a director for re-election, the Nominating and Corporate Governance Committee will consider the individual’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees. The Nominating and Corporate Governance Committee will also consider the effect of any change in a director’s principal occupation or business association from that held when he or she became a member of the Board and the appropriateness of continued membership under the circumstances. The Nominating and Corporate Governance Committee will ensure that members of the Board committees comprised of independent directors meet the independence standards established by the Board. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on our web site.

Director Independence

Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director is independent of the Company. A director will not be considered independent if he or she (i) accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than in his or her capacity as a member of the Board or any committee thereof, (ii) has participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the three years preceding his or her appointment to the Board of any committee thereof, (iii) is an affiliate of the Company or any of its subsidiaries, (iv) has a material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or a subsidiary and determined not merely from the standpoint of the director but also from that of any person or organization with which the director is affiliated) that may interfere with the exercise of his or her independent from management and the Company, or (v) does not meet any other independence requirement under the rules promulgated by the Nasdaq Global Market under its listing standards that require a majority of the Company’s directors to be independent.

The Board has affirmatively determined that each of Ms. Berman and Messrs. Schleifer, Goodson and Forst satisfy the independence standards and qualify as independent directors. If elected, it is expected that the Board would affirmatively determine that Mr. Johnson satisfies the independence standards and would qualify as an independent director.

Executive Sessions

Our independent directors meet in executive session with no management directors or employees present at least three (3) times per year. Mr. Goodson presides over these executive sessions as the Presiding Director.

Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, the code of ethics and corporate governance guidelines at Company’s web site at www.fortunet.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any stockholder upon written request to the Secretary of the Company at 2950 South Highland Drive, Las Vegas, Nevada 89109.

Communication between Interested Parties and Directors

Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o the Secretary of the Company, 2950 South Highland Drive, Las Vegas, Nevada 89109 or via electronic mail to secretary@fortunet.com. The Secretary of the Company will forward all correspondence to the named director, committee, independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary of the Company may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

During 2006, all independent directors received an annual fee of $12,000. All annual fees were paid in quarterly installments in arrears. In addition, each independent director was awarded 1,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors, the chairperson of the Audit Committee was awarded an additional 1,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors, and each non-chairperson member of the Audit Committee was awarded an additional 250 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors. All of such restricted shares vested in four equal installments at the end of each fiscal quarter.

During 2007, all independent directors will receive an annual fee of $5,000, payable in quarterly installments in arrears. In addition, each independent director will receive an additional fee of $1,000 for each meeting of the Board that such director attends; $500 for each meeting of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee that such director attends as a non-chairperson committee member and each meeting of independent directors in executive session with no management directors or employees present that such director attends; and $750 for each meeting of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee that such director attends as a chairperson. In addition, each independent director will be awarded 2,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors. The chairperson of the Audit Committee will be awarded an additional 2,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors. All such restricted shares shall vest in four equal installments at the end of each fiscal quarter.

Relationships Among Directors or Executive Officers

Yuri Itkis is the father of Boris Itkis. Anna Itkis, wife of Yuri Itkis and mother of Boris Itkis, is employed by the Company.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Ethics. A copy of the Code of Ethics is available on the Company’s web site.

TRANSACTIONS WITH RELATED PERSONS

On January 30, 2006, Jack B. Coronel and William R. Jacques, Jr. were granted awards of 55,556 and 5,556 restricted shares, respectively, of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan. The value of these awards on January 30, 2006, which were based upon the initial public offering price per share of the Company’s Common Stock, were $500,000 and $50,000, respectively. These shares of restricted stock vested became fully vested on June 30, 2006.

For their service as members of the Board during 2006, each of Ms. Berman and Messrs. Schleifer, Goodson and Forst were paid cash in the amount of $12,000 and were granted awards of 1,000 restricted shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan for Independent Directors, all of which shares have fully vested. For his service as Chairman of the Audit Committee during 2006, Mr. Forst was granted an additional award of 1,000 restricted shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan for Independent Directors, all of which shares have fully vested. For their service as members of the Audit Committee during 2006, each of Ms. Berman and Mr. Schleifer were granted additional awards of 250 restricted shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan for Independent Directors, all of which shares have fully vested.

Corporate governance guidelines adopted by the Board provide that any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of independent directors under applicable Nasdaq rules. The types of transactions covered by this policy include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our code of ethics requires our directors, officers and employees to raise with our chief compliance officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflicts of interest. Our corporate governance guidelines also prohibit the Company’s making of any personal loans to directors, executive officers or their immediate family members.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers:

Name	Age	Position

Yuri Itkis	65	Chairman of the Board, Chief Executive Officer
Boris Itkis	38	Vice President of Engineering, Secretary, Treasurer and Chief Technical Officer
Jack B. Coronel	41	Chief Marketing Officer and Director of Compliance and Strategic Development
William R. Jacques, Jr.	58	Chief Financial Officer

Yuri Itkis. Mr. Itkis is a co-founder of the Company and has been the Chief Executive Officer and Chairman of the Board since 1989. He has also previously served as the Treasurer and Secretary of the Company. For nearly 20 years prior to founding the Company, Mr. Itkis was a Senior Scientist working on NASA’s and foreign research institutions’ projects. He also taught undergraduate and graduate courses in several United States and foreign colleges and he is an author of numerous technical books, articles and patents. From 1994 through 1998, Mr. Itkis served as a director of Interactive Flight Technologies, Inc., a maker of in-flight gaming and entertainment systems. Mr. Itkis is also the co-founder, a director and the president, secretary and treasurer of the Company’s wholly-owned subsidiary, Millennium Games, Inc. Mr. Itkis holds a Candidate of Science degree (equivalent of a Ph.D.) in electrical engineering from the Moscow Institute of Control Problems and master of science degree in administrative sciences from Johns Hopkins University. Yuri Itkis is the father of Boris Itkis.

Boris Itkis. Mr. Itkis is a co-founder of the Company and has served as its Director of Engineering since 1989 and as Chief Technical Officer since 2004. He was appointed to the Board in January 2006 and as Vice President of Engineering, Secretary and Treasurer in February 2006. He is also the inventor or co-inventor of several issued and pending patents in the Company’s portfolio. From 1994 through 1998, he served as a director of Interactive Flight Technologies, Inc. Mr. Itkis is also a director of Millennium Games, Inc. Mr. Itkis holds a bachelor of science degree in electrical engineering from the University of California, Los Angeles. Boris Itkis is the son of Yuri Itkis.

Jack B. Coronel. Mr. Coronel has been the Director of Compliance and Strategic Development since joining the Company in 2002 and was appointed as Chief Marketing Officer in 2005. Concurrent with his employment with the Company, Mr. Coronel also serves as Chief Executive Officer and a director of Las Vegas Card, Inc., a credit card marketing company. Prior to that, he was a founder of Consumer Rewards International and that company’s chief executive officer from 1996 until 2000. In that role, Mr. Coronel was involved in the development of the Visa Las Vegas and Palm Springs Desert Resorts credit card reward programs. Mr. Coronel received his undergraduate degree, cum laude, from Claremont McKenna College and a law degree from Southwestern University School of Law.

William R. Jacques, Jr. Mr. Jacques joined the Company as its Controller in January 2005 and was appointed Chief Financial Officer in October 2005. From November 2004 to January 2005, he was the Controller of Quest Entertainment, Inc., a gaming device manufacturer. From January 2004 to October 2004, he was the Controller and from June 2001 to December 2002 he was Assistant Controller of Innovative Gaming, Inc. a manufacturer of computerized slot machines and other video gaming machines and multiplayer video games. Innovative Gaming, Inc.’s parent company, Innovative Gaming Company of America filed for Chapter 7 bankruptcy protection in October 2004. From December 2002 to January 2004 he was the Controller of Diamond Construction Co., Inc. Mr. Jacques received his bachelor of science degree in accounting from Arizona State University.

PROPOSAL 2

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Schechter Dokken Kanter Andrews & Selcer Ltd. has served as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

A representative of Schechter Dokken Kanter Andrews & Selcer Ltd. is expected to be telephonically present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Schechter Dokken Kanter Andrews & Selcer Ltd. for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Schechter Dokken Kanter Andrews & Selcer Ltd. during those periods.

	Year Ended December 31, 2006	Year Ended December 31, 2005

Audit Fees(1)	$157,987	$295,943
Audit-Related Fees	—	—
Tax Fees(2)	31,687	24,912
All Other Fees	—	—
Total	$189,674	$320,855

——————

(1)

Audit Fees include professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q services provided in connection with other statutory and regulatory filings. The fees in fiscal 2005 and fiscal 2006 included fees for services related to our initial public offering and assistance with other regulatory filings.

(2)

Tax Fees include professional services in connection with the preparation of federal and state income tax returns.

In making its recommendation to ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Schechter Dokken Kanter Andrews & Selcer Ltd. are compatible with maintaining the independence of Schechter Dokken Kanter Andrews & Selcer Ltd. The Audit Committee has reviewed the non-audit services provided by Schechter Dokken Kanter Andrews & Selcer Ltd. and determined that the provision of these services during fiscal 2006 is compatible with maintaining Schechter Dokken Kanter Andrews & Selcer Ltd’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, the independent registered public accounting firm will not be engaged to perform any non-audit service prohibited by law or regulation or to provide any non-audit service unless it is affirmatively determined that performing such service is compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee may delegate its pre-approval authority to any member of the Audit Committee, and the decisions of any such member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD. AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2007

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 15, 2007, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Executive Compensation” section below), and (iv) all current directors and executive officers as a group.

As of March 15, 2007, 11,351,612 shares of the Company’s Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o FortuNet, Inc., 2950 Highland Drive, Las Vegas, Nevada 89109.

	Number of Shares Beneficially Owned
Name	Number	Percentage

Directors and Named Executive Officers
Yuri Itkis(1)	8,266,500	72.8%
Boris Itkis(2)	83,500	*
Merle Berman(3)	4,250	*
Arthur Schleifer, Jr.(4)	3,250	*
Harlan W. Goodson(5)	3,000	*
Bradley P. Forst(6)	7,000	*
Darrel Johnson	—	*
Jack B. Coronel	55,556	*
William R. Jacques, Jr.	6,156	*
Directors and executive officers as a group (9 persons)(7)	8,429,212	74.3%
Persons owning more than 5% of the Company’s common stock
Yuri Itkis(1)	8,266,500	72.8%

——————

*

Less than 1%

(1)

Includes 8,266,500 shares held in the name of the Yuri Itkis Gaming Trust of 1993, of which Yuri Itkis is the sole trustee and beneficiary.

(2)

Boris Itkis is the son of Yuri Itkis.

(3)

Includes 2,000 shares of common stock that vest in four equal quarterly installments on March 31, June 30, September 30 and December 31, 2007. Includes 1,000 shares held by Ms. Berman as trustee of the Merle Berman 2003 Family Trust. As trustee, Ms. Berman has the power to vote and dispose of the shares and therefore may be deemed to be the beneficial owner of the shares. Ms. Berman disclaims beneficial ownership of the shares except to the extent of her pecuniary interest in the shares.

(4)

Includes 2,000 shares of common stock that vest in four equal quarterly installments on March 31, June 30, September 30 and December 31, 2007.

(5)

Includes 2,000 shares of common stock that vest in four equal quarterly installments on March 31, June 30, September 30 and December 31, 2007.

(6)

Includes 4,000 shares of common stock that vest in four equal quarterly installments on March 31, June 30, September 30 and December 31, 2007.

(7)

See notes 1 through 6.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy. The guiding principle behind the Company’s executive compensation policies is that executive compensation should reflect the Company’s strategic business plan and its progress in executing upon such plan. Therefore, the principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of goals of the Company’s strategic business plan and to compensate the executives proportionate with the achievement of such goals. We believe that our strategic business plan is designed to achieve our ultimate objective of enhancing stockholder value and that executive compensation is an important means of focusing on the strategic business plan.

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with the compensation philosophy described above.

Design of Compensation Policies. During fiscal 2006, and continuing into 2007, the Company’s strategic business plan was focused on leveraging the Company’s existing business relating to its electronic bingo gaming platform to enter into the emerging mobile gaming market in Nevada. As such, the Company’s current executive compensation policies are designed to strike a balance between retaining the executive talent required to manage the Company’s existing business and prepare for entry into a new market, on the one hand, and conserving the Company’s resources for the significant expenditures that are expected to be required to enter into the new market, on the other.

The Company’s business relating to its electronic bingo gaming platform is a relatively mature and well-developed business that has generated net income for several years. Among other things, this net income may be used to compensate executives or finance product development and business expansion. In contrast, although much preparation has been done, the Company has not yet begun to manufacture, sell or operate mobile gaming platforms that enable gaming establishment patrons to play traditional casino games, such as poker, keno and slots. From this perspective, the Company views itself as an enterprise operating in the early stages of an unproven strategic business plan, for which the exercise of extra restraint in compensation practices is appropriate.

Elements of Executive Compensation. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to retain key executives to manage the Company’s existing business and that compensation provided to key executives adequately motivates key executives to achieve the long-term objective of success in the emerging mobile gaming market. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its senior executives should include both cash and stock-based compensation and incentives. Under our compensation practices, cash compensation consists of an annual base salary and discretionary bonuses, and stock-based compensation and incentives are primarily stock options or awards of restricted stock.

Base Salaries and Bonuses. We want to provide our senior management with base salaries that, together with bonuses and stock-based compensation and incentives, are sufficient to retain their services. Prior to our initial public offering, our chief executive officer, Yuri Itkis, was the Company’s sole stockholder and realized the economic benefits of the Company’s success through the receipt of dividends paid by the Company, and was paid a relatively low salary for an executive of a company with the Company’s level of earnings. Subsequent to our initial public offering, Mr. Itkis’ base salary was increased to $200,000, which we believe to be substantially less than the base salaries paid to chief executive officers of similarly situated companies. This base salary has been sufficient to retain Mr. Itkis’ services in light of the equity incentive represented by his holdings of our common stock, as described below. Similarly, we believe that the base salaries paid to our other Named Executive Officers are substantially less than the base salaries paid to executive officers of similarly situated companies. The amounts of the base salaries paid to Messrs. Coronel and Jacques are fixed pursuant to the terms of their written employment agreements with the Company. These base salaries have been sufficient to retain the services of our executive officers, while at the same time conserving the Company’s cash resources in anticipation of the substantial expenditures associated with entry into the emerging mobile gaming market.

The Company’s current executive compensation packages do not include a target annual bonus as a regular component of cash compensation. However, discretionary cash bonuses may be paid to executives, based upon individual or Company performance or for other reasons. During fiscal 2006, the Company paid discretionary cash bonuses to Messrs. Coronel and Jacques to assist them with certain tax liabilities associated with restricted stock grants that they received.

Equity Compensation and Incentives. We do not have a history or culture of providing equity-based compensation or incentives because of gaming regulatory restrictions that limited our stockholder base prior to our initial public offering.

However, given the relatively modest levels of cash compensation to our executives in our current stage of execution against our strategic business plan, we believe that equity compensation and incentives are a necessary and important component of our executive compensation practices. Equity compensation and incentives allow us to both compensate and motivate executives while at the same time conserving the Company’s cash resources for use in connection with our efforts to enter the emerging mobile gaming market.

Through the grant of stock options that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our common stock. Our board of directors or the Compensation Committee may approve the grant of stock options to our executive officers. Although we have granted stock options to non-management employees, we have not granted stock options to any of our executive officers. Our practice is to award stock options with an exercise price equal to the closing price of our stock on the Nasdaq Global Market on the date of grant.

Through the award of shares of restricted stock that vest over time, we can provide an equally motivating form of incentive compensation. Our board of directors or the Compensation Committee may approve the award of restricted stock. Our practice is to determine the dollar amount of equity compensation that we want to provide and to then grant a number of shares of restricted stock that have a fair market value equal to that amount on the date of grant. We determine the fair market value based upon the closing price of our stock on the Nasdaq Global Market on the date of grant. On January 30, 2006, we granted $500,000 and $50,000 of restricted stock to Messrs. Coronel and Jacques, respectively, which vested over the six-month period following our initial public offering.

Our board of directors and Compensation Committee are generally free to make grants or awards of equity compensation or incentives at any time it chooses; however, the board of directors and Compensation Committee will generally make such grants or awards shortly after the Company’s filing of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or a Current Report on Form 8-K announcing quarterly or annual earnings.

In establishing equity compensation and incentive levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested. However, we recognize that our chief executive officer’s equity ownership in the Company is so substantial that we take his equity ownership into account when determining the amount of his cash compensation as discussed above.

Retirement Plans. We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We have not made any matching contributions on behalf of eligible employees.

No Severance Benefits or Change in Control Payments. None of our executives are entitled to severance benefits or payments upon a change in control of the Company.

Perquisites and Other Benefits. We annually review the perquisites that senior management receives.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and life insurance plans.

Process. The Compensation Committee of the board of directors approves all compensation and awards to executive officers. Generally, the Compensation Committee reviews the performance and compensation of the executive officers and, following discussions with those individuals and, if appropriate, appropriate advisors, establishes their compensation levels. For executive officers other than our chief executive officer, the chief executive officer may make recommendations to the Compensation Committee that are given significant weight in the determination of compensation.

Summary Compensation Table for 2006

The following table sets forth certain information concerning compensation of each person that served as the principal executive officer or principal financial officer of the Company during the fiscal year ended December 31, 2006, and the other two executive officers of the Company during the fiscal year ended December 31, 2006 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Total ($)

Yuri Itkis Principal Executive Officer	2006	$169,402	—	—		$169,402
William R. Jacques, Jr. Principal Financial Officer	2006	$78,481	$44,543	$50,004	(1)	$173,028
Boris Itkis Chief Technical Officer	2006	$111,923	—	—		$111,923
Jack B. Coronel Chief Marketing Officer	2006	$131,923	$113,300	$500,004	(2)	$745,227

——————

(1)

Represents the aggregate fair value of the grant of 5,556 shares of restricted stock on January 30, 2006 computed with reference to our initial public offering price of $9.00 per share.

(2)

Represents the aggregate fair value of the grant of 55,556 shares of restricted stock on January 30, 2006 computed with reference to our initial public offering price of $9.00 per share.

Grants of Plan Based Awards in 2006

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2006:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)

Yuri Itkis	—	—
William R. Jacques, Jr.	1/30/06	5,556
Boris Itkis	—	—
Jack B. Coronel	1/30/06	55,556

As our Chief Executive Officer, Yuri Itkis is employed pursuant to an unwritten employment arrangement pursuant to which he is an employee at will, and either he or the Company may terminate his employment at any time. At the commencement of 2006, Yuri Itkis’ annual salary was $60,000; on April 1, 2006, his annual salary was increased to $200,000.

As our Chief Financial Officer, Mr. Jacques is employed pursuant to the terms of a written employment agreement, dated as of January 10, 2005, as amended on July 6, 2006. At the commencement of 2006, Mr. Jacques’ annual salary was $73,000; effective on April 1, 2006, his annual salary was increased to $80,500; effective on April 1, 2007, his annual salary was increased to $125,000. Mr. Jacques also receives other employee benefits pursuant to our employee benefit policies. His employment agreement contains a noncompetition provision that, with certain exceptions, prohibits Mr. Jacques from owning interests in or providing services to other companies engaged in the development, manufacture, sale or distribution of bingo or lottery products or related services for a period of two years following termination of his employment with FortuNet. The employment agreement may be terminated immediately by Mr. Jacques or by us. On January 30, 2006, the Company issued 5,556 shares of restricted stock to Mr. Jacques under the Company’s 2005 Stock Incentive Plan. The shares, which were subject to forfeiture in the event of the termination of Mr. Jacques’ employment with the Company prior to becoming vested, vested in six equal monthly installments from January 31 through June 30 and were issued in consideration of services provided by Mr. Jacques during such period. On April 21, 2006, the Company paid a cash bonus to Mr. Jacques in the amount of $14,543.

As our Chief Technical Officer, Boris Itkis is employed pursuant to an unwritten employment arrangement pursuant to which he is an employee at will, and either he or the Company may terminate his employment at any time. At the commencement of 2006, Boris Itkis’ annual salary was $90,000; on April 1, 2006, his annual salary was increased to $120,000.

As our Chief Marketing Officer, Mr. Coronel is employed pursuant to the terms of a written employment agreement, dated as of September 9, 2002, as amended on September 9, 2002 and July 6, 2006. At the commencement of 2006, Mr. Coronel’s annual salary was $110,000; effective on April 1, 2006, his annual salary was increased to $140,000; effective on April 1, 2007, his annual salary was increased to $175,000. Mr. Coronel also receives other employee benefits pursuant to our employee benefit policies. Under his employment agreement, Mr. Coronel is not required to devote his full business time to our operations and is permitted to pursue other business opportunities that are not competitive with our business. Mr. Coronel is required to disclose his other business interests to us, but we are not entitled to any financial interest in such opportunities. Currently, Mr. Coronel devotes his full time to the Company. His employment agreement contains a noncompetition provision that, with certain exceptions, prohibits him from owning or providing services to other companies engaged in the development, manufacture, sale or distribution of bingo or lottery products or related services for a period of two years following termination of his employment with the Company. The noncompetition covenant will immediately terminate, however, upon a change of control in which Yuri Itkis ceases to own, directly or indirectly, more than 50% of the issued and outstanding common stock of the Company. The employment agreement may be terminated immediately by Mr. Coronel or by us. On January 30, 2006, the Company issued 55,556 shares of restricted stock to Mr. Coronel under the Company’s 2005 Stock Incentive Plan. The shares, which were subject to forfeiture in the event of the termination of Mr. Coronel’s employment with the Company prior to becoming vested, vested in six equal monthly installments from January 31 through June 30 and were issued in consideration of services provided by Mr. Coronel during such period. On April 21, 2006, the Company paid a cash bonus to Mr. Coronel in the amount of $113,300.

Outstanding Equity Awards at December 31, 2006

As of the end of the fiscal year ended December 31, 2006, there were not outstanding any unexercised options, stock that had not vested or equity incentive plan awards for any Named Executive Officer.

Option Exercises and Stock Vested in 2006

The following table sets forth certain information concerning the vesting of restricted stock for each Named Executive Officer during the fiscal year ended December 31, 2006:

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Yuri Itkis	—	—
William R. Jacques, Jr.	5,556	$80,645
Boris Itkis	—	—
Jack B. Coronel	55,556	$806,390

Pension Benefits in 2006

During the fiscal year ended December 31, 2006, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer.

Nonqualified Deferred Compensation in 2006

During the fiscal year ended December 31, 2006, there were no defined contribution or other plans that provides for the deferral of compensation on a basis that is not tax-qualified for any Named Executive Officer.

We have established and maintained a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We have not made any matching contributions on behalf of eligible employees.

Director Compensation in 2006

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)

Yuri Itkis	—	—		—
Boris Itkis	—	—		—
Merle Berman	$12,000	$11,250	(1)	$23,250
Arthur Schleifer, Jr.	$12,000	$11,250	(2)	$23,250
Harlan W. Goodson	$12,000	$9,000	(3)	$21,000
Bradley P. Forst	$12,000	$18,000	(4)	$30,000

——————

(1)

Represents the aggregate fair value of the grant of 1,250 shares of restricted stock on January 30, 2006 computed in accordance with FAS 123R.

(2)

Represents the aggregate fair value of the grant of 1,250 shares of restricted stock on January 30, 2006 computed in accordance with FAS 123R.

(3)

Represents the aggregate fair value of the grant of 1,000 shares of restricted stock on January 30, 2006 computed in accordance with FAS 123R.

(4)

Represents the aggregate fair value of the grant of 2,000 shares of restricted stock on January 30, 2006 computed in accordance with FAS 123R.

All independent directors receive an annual fee of $12,000. All annual fees are paid in quarterly installments in arrears. In addition, each independent director is award 1,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors, the chairperson of the Audit Committee is awarded an additional 1,000 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors, and each non-chairperson member of the Audit Committee is awarded an additional 250 restricted shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan for Independent Directors. All of such restricted shares vest in four equal installments at the end of each fiscal quarter.

Compensation Committee Interlocks and Insider Participation

Ms. Berman and Mr. Schleifer served as members of the Compensation Committee during 2006. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding compensation plans and arrangements under which shares of the Company’s common stock may be issued, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders(1)	61,000	$14.73	697,388
Equity compensation plans not approved by stockholders	—	—	—
Total / Weighted Ave. / Total	61,000	$14.73	697,388

——————

(1)

Represents 61,000 shares of the Company’s common stock issuable upon exercise of options outstanding under the Company’s 2006 Stock Incentive Plan.

We have two equity compensation plans: our 2005 Stock Incentive Plan and our 2005 Stock Incentive Plan for Independent Directors. A total of 725,000 shares of our common stock has been reserved for issuance under the 2005 Stock Incentive Plan and 100,000 shares have been reserved for issuance under the 2005 Stock Incentive Plan for Independent Directors. As of December 31, 2006, 61,112 shares of our common stock had been issued under our 2005 Stock Incentive Plan and 5,500 shares of our common stock had been issued under our 2005 Stock Incentive Plan for Independent Directors.

2005 Stock Incentive Plan

Our 2005 Stock Incentive Plan has been adopted by our Board of Directors and approved by our stockholders. This plan provides for the grant of stock options, stock appreciation rights, restricted stock, phantom stock rights, bonus stock and awards and other stock-based awards. Stock appreciation rights and phantom stock rights are contractual rights that provide for cash payments equal to the appreciation in value of a specified number of shares over the period these rights exist. As of December 31, 2006, no stock appreciation rights or phantom shares have been granted.

Number of Shares of Common Stock Available under the Plan. A total of 725,000 shares are reserved for issuance under this plan. As of December 31, 2006, options to purchase 61,000 shares of common stock were outstanding. As of December 31, 2006, 61,112 shares of common stock had been awarded.

Administration of the Plan. The plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has complete authority to select the persons to whom awards may be granted, and to determine the number, type and value of awards. In granting performance-based awards, which are regulated by Section 162(m) of the Internal Revenue Code, the Compensation Committee is bound to follow established criteria. The Compensation Committee may not set the exercise price of an option lower than 85% of the fair market value of the stock on the date of the grant.

Eligibility. Participation in the plan is limited to employees or independent contractors of the Company or its subsidiaries.

Change in Control or Other Significant Event. In the event of a merger, consolidation, stock-split, reverse stock-split, spin-off, recapitalization or other similar events that change the character or outstanding amount of our common stock, the Compensation Committee will make appropriate adjustments to the number and kind of securities subject to any awards under the plan, including through adjusting the exercise or purchase price of options or shares or the valuation of phantom shares or other rights, with the goal of preserving the benefits intended to be provided under the plan.

Term of the Plan. The plan will terminate ten years after the date of its adoption, unless earlier terminated by the Board of Directors.

2005 Stock Incentive Plan for Independent Directors

Our 2005 Stock Incentive Plan for Independent Directors has been adopted by our Board of Directors and approved by our stockholders, in each case by unanimous written consent. This plan provides for the grant of stock options to members of our Board of Directors.

Number of Shares of Common Stock Available under the Plan. A total of 100,000 shares are reserved for issuance under this plan. No options have been granted and there are no options to purchase shares of our common stock outstanding under this plan. As of December 31, 2006, 5,500 shares of common stock had been granted to our independent directors for their service through 2006.

Administration of the Plan. The plan is administered by members of our Board of Directors who are not eligible to participate in the plan, although the Board of Directors may designate a committee of such directors to administer the plan. The Board of Directors has authority to select the persons to whom awards may be granted, and to determine the number, type and value of awards. Any action by the Board of Directors relating to this plan will be valid only if the action is approved by a majority of the directors who are not then eligible to participate in the plan.

Eligibility. Participation in the plan is limited to those individuals whom, on the date of issue of the award, are non-employee directors, as defined in Rule 16b-3 under the Securities Act.

Change in Control or Other Significant Event. In the event of a merger, consolidation, stock-split, reverse stock-split, spin-off, recapitalization or other similar events that change the character or outstanding amount of our common stock, the Board of Directors will make appropriate adjustments to the number and kind of securities subject to any awards under the plan, including through adjusting the exercise or purchase price of options or shares or the valuation of phantom shares or other rights, with the goal of preserving the benefits intended to be provided under the plan.

Term of the Plan. The plan will terminate ten years after the date of its adoption, unless earlier terminated by the Board of Directors.

REPORT OF COMPENSATION COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Merle Berman
Arthur Schleifer, Jr.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors consists of Ms. Berman and Messrs. Schleifer and Forst. Mr. Forst serves as Chairman of the Committee. The Board of Directors has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the Nasdaq Global Market and the Securities and Exchange Commission, as currently applicable to the Company. The Board of Directors has also determined that Ms. Berman and Messrs. Schleifer and Forst meet the independence requirements of the rules and regulations of the Nasdaq Global Market and the Securities and Exchange Commission, as currently applicable to the Company.

The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on our web site.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, investment community and others relating to the integrity of the Company’s financial statements and its financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, independence and performance and the performance of the Company’s internal audit function.

As part of that oversight process, the Audit Committee regularly meets with management, the CFO, and the outside auditors. In 2006 the Audit Committee met five times, including quarterly closed sessions with the auditors in which management was not present. The Audit Committee routinely reviews the Company’s financial statements and annually reviews the auditors report on matters required by SAS 61, management’s representation letters to the auditors, and has consulted with advisors regarding the Sarbanes-Oxley Act and the ongoing development of internal controls. The Audit Committee additionally reviews all Board and Committee meeting minutes, legal proceedings, compliance issues and the Company’s Code of Ethics.

The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits and reviews of the financial statements of the Company and to report to the Board of Directors with respect thereto. The Audit Committee annually recommends to the Board of Directors the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.

The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2006 audited by Schechter Dokken Kanter Andrews & Selcer Ltd., the Company’s independent registered public accounting firm, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with Schechter Dokken Kanter Andrews & Selcer Ltd. various matters related to the financial statements, including those matters required to be discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Schechter Dokken Kanter Andrews & Selcer Ltd. required by Independence Standards Board Standard No. 1, and has discussed with Schechter Dokken Kanter Andrews & Selcer Ltd. its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder ratification, the selection of Schechter Dokken Kanter Andrews & Selcer Ltd. as our independent registered public accounting firm for the year ending December 31, 2007.

Members of the Audit Committee

Merle Berman
Arthur Schleifer, Jr.
Bradley P. Forst

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2006, all Reporting Persons complied with the applicable filing requirements on a timely basis, except for a Form 4 filing on behalf of Ms. Berman reporting one open market purchase of 1,000 shares of Common Stock which was inadvertently filed late.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, 2950 SOUTH HIGHLAND DRIVE, LAS VEGAS, NEVADA 89109, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2006 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Yuri Itkis
Chief Executive Officer

April 6, 2007
Las Vegas, Nevada

FORTUNET, INC.
2950 South Highland Drive, Las Vegas, Nevada 89109

This Proxy is Solicited on Behalf of the Board of Directors of
FortuNet, Inc.
for the Annual Meeting of Stockholders to be held May 3, 2007

The undersigned holder of Common Stock, par value $.001, of FortuNet, Inc. (the “Company”) hereby appoints Yuri Itkis and William R. Jacques, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 3, 2007 at 8:00 a.m., Pacific Daylight Time, at 2950 South Highland Drive, Las Vegas, Nevada 89109, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2 REGARDING THE RATIFICATION OF SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

PROXY

FORTUNET, INC.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FortuNet, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposals
		For All	Withhold All	For All Except

Proposal 1.	To elect the following directors of the Board of Directors to serve until the 2008 annual meeting of stockholders or until their successors have been duly elected and qualified:	☐	☐	☐

Nominees:	01) Yuri Itkis; 02) Boris Itkis; 03) Merle Berman; 04) Darrel Johnson; 05) Harlan W. Goodson

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

Proposal 2.

To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

		☐	☐	☐

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date